Exhibit 4.214

FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No 135962 dated December 01, 2015

For the provision of

intrazonal telephone communication services

This license is granted to

Public Joint Stock Company

Mobile TeleSystems

Primary state registration number of legal entity (individual entrepreneur) (OGRN, OGRNIP)

1027700149124

Taxpayer Identification No. (INN)

7740000076

Location:

109147, 4 Marksistskaya St., Moscow

Territory of telecommunications services is specified in the annex.

This license is granted for the following term:

December 01, 2020

This license is granted on the basis of the decision of the licensing authority - Order No. 654-pcч of October 06, 2015

This license is accompanied with an annex on 2 pages, being its integral part

Deputy Head	(signature)	O.A. Ivanov

L.S.

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

CN 072762

Annex to License No. 135962 **

License requirements

1. Mobile TeleSystems Public Joint-Stock Company (the Licensee) shall comply with the terms of this license.

Short name:

MTS PJSC

OGRN 1027700149124	INN 7740000076

Location:

109147, 4 Marksistskaya St., Moscow

2. The Licensee shall start provision of services under the license no later than 01.12.2015.

3. The Licensee shall provide communication services under the license only in the territory of the following regions of the Russian Federation:

the Tyumen Region;

the Yamalo-Nenets Autonomous District.

4. The Licensee under this license shall provide the following to the subscribers and (or) users *:

a) of intrazonal telephone connections for:

voice transmission;

facsimile transmission;

data transmission.

b) access to telematic communications services and data transmission services, except for data transmission services for the purpose of voice transmission;

c) access to information and inquiry system;

5. The Licensee shall provide communications services in accordance with the rules of communications services, approved by the Government of the Russian Federation.

6. The Licensee in providing communications services shall comply with the rules for connection of telecommunications networks and their interactions, approved by the Government of the Russian Federation, when connecting intrazonal telephone network of the Licensee to the public telecommunications network, connecting other communication networks to intrazonal telephone network of the Licensee , accounting and transit of traffic in intrazonal telephone network of the Licensee, accounting and transit of traffic from (to) communication networks of other operators.

135962

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7. This license has been issued based on the results of the application for reissue of the license No. 110713 dated 01.04.2013 without bidding (auction, tender). There are no licensing requirements to the Licensee’s commitments made with participation in the bidding (auction, tender) to obtain the appropriate license.

8. Radio spectrum is not used in the provision of services under this license.

9. The Licensee shall have management system in its communication network complying with the regulatory requirements to communication network management systems established by the federal executive authority in the field of communication.

10. The Licensee shall implement requirements for networks and communications facilities established by the federal executive authority in the field of communications in consultation with the authorized state bodies engaged in investigative activities for the purpose of carrying out investigation operations, and to take measures to prevent disclosure of organizational and tactical methods of the above operations.

11. The Licensee shall provide information about the basis of calculation of mandatory deductions (tax payments) to the universal service reserve in the manner and form required by the federal executive authority in the field of communications.

* Provision of services under the license can be accompanied by the provision of other services, technologically closely related to intrazonal telephone services and aimed at improvement of their customer value, unless it requires a separate license.

** This license is issued by way of reissuing the license No. 110713 dated 01.04.2013.

2

Laced, numbered and sealed

Three (3) sheet (s).

Head of the department of registers of assigned radio frequencies and licenses in the field of communication

(signature) I.Yu. Zavidnaya
20 OCT 2015

Seal:

MINISTRY OF COMMUNICATIONS AND MASS MEDIA OF THE RUSSIAN FEDERATION FEDERAL SERVICE FOR SUPERVISION OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

OGRN 1087746736296

141228